Exhibit 99.1

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

Chicago, March 2, 2020 – LSC Communications, Inc. (OTCQX: LKSD) today reported financial results for the fourth quarter of 2019.

Financial Highlights:

•	Net sales of $778 million compared to $939 million in the fourth quarter of 2018

•	Organic net sales decrease of 14.1% from the fourth quarter of 2018

•	GAAP net loss of $169 million, or $5.02 per diluted share, compared to net loss of $16 million, or $0.47 per diluted share, in the fourth quarter of 2018

•	Non-GAAP net loss of $34 million, or $1.03 per diluted share, compared to non-GAAP net income of $4 million, or $0.12 per diluted share, in the fourth quarter of 2018

•	Non-GAAP adjusted EBITDA of $1 million, or 0.1% of net sales, compared to $56 million, or 6.0% of net sales, in the fourth quarter of 2018

•	Cash balance of $105 million as of December 31, 2019; sufficient liquidity to continue to fund ongoing operations

•	Company evaluating opportunities to reduce debt with support from lenders under its credit agreement through a Waiver and Forbearance Agreement

“Since the termination of the proposed merger with Quad Graphics in July of 2019, we have acted decisively to manage our operational and financial position by narrowing our strategic focus and aligning our manufacturing platform to address the significant structural changes in the industry,” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “As part of this plan, we have closed or are in the process of closing eight manufacturing plants. We are also aggressively pursuing new business opportunities, including a recent significant win with a major book publisher. These are not steps we could have taken while the Quad merger was pending. While the financial results of our ongoing operational actions in 2019 will not be seen until 2020 and beyond, as one of the country’s largest and most experienced printers with the leading mailing distribution network, we are well positioned to continue to compete and deliver exceptional products and services to our clients.”

Net Sales

Fourth quarter net sales were $778 million, down $161 million, or 17.1%, from the fourth quarter of 2018. After adjusting for dispositions, changes in foreign exchange rates and pass-through paper sales, organic net sales decreased 14.1% from the fourth quarter of 2018. The decrease in organic net sales was largely due to the ongoing impact of digital substitution on magazine and catalog volume and lower book volume driven by higher back-to-school production in the first half of the year as well as the effect of college textbook rental programs and digital alternatives.

GAAP Net Income/Loss

The fourth quarter 2019 net loss was $169 million, or $5.02 per diluted share, compared to net loss of $16 million, or $0.47 per diluted share, in the fourth quarter of 2018. The fourth quarter 2019 net loss included after-tax charges of $135 million while the fourth quarter 2018 net loss included after-tax charges of $20 million. These items are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the fourth quarter of 2019 was $1 million, or 0.1% of net sales, compared to $56 million, or 6.0% of net sales, in the fourth quarter of 2018. The decrease in non-GAAP adjusted EBITDA was driven by volume declines across the Magazines, Catalogs and Logistics and Book segments, the impact of lower by-products prices, and wage increases. These decreases were partially offset by the impact of ongoing company-wide productivity initiatives.

Non-GAAP net loss totaled $34 million, or $1.03 per diluted share, in the fourth quarter of 2019 compared to non-GAAP net income of $4 million, or $0.12 per diluted share in the fourth quarter of 2018. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

Segment Results

The Company reports its results using the following segments (1) Magazines, Catalogs and Logistics, (2) Book, (3) Office Products, (4) Mexico, and (5) other, which includes Directory and Print Management.

Magazines, Catalogs and Logistics

Fourth quarter net sales in Magazines, Catalogs and Logistics were $384 million, a decrease of 19.2%, from the fourth quarter of 2018. After adjusting for dispositions and pass-through paper sales, organic net sales decreased 14.3% from the fourth quarter of 2018. This organic decline is primarily due to ongoing volume declines driven by digital substitution for printed materials.

Magazines, Catalogs and Logistics GAAP net loss from operations was $35 million, compared to a net loss from operations of $12 million in the fourth quarter of 2018. Segment non-GAAP adjusted EBITDA in the fourth quarter was a loss of $16 million. The EBITDA decline was primarily due to volume declines and lower by-products prices, partially offset by productivity gains achieved through plant consolidations and the company’s comprehensive cost savings program.

Book

Fourth quarter net sales in Book were $206 million, a decrease of 20.2%, from the fourth quarter of 2018. After adjusting for pass-through paper sales, organic net sales decreased 18.3% from the fourth quarter of 2018. The organic net sales decrease was primarily driven by lower college book volumes, reflecting high customer inventory levels due to growth in textbook rental programs and the impact of digital textbook alternatives. Volumes for trade books, elementary and secondary education books, and religious books were all down slightly in the quarter, but by amounts consistent with normal industry cycles.

Book GAAP loss from operations was $72 million, compared to income from operations of $9 million in the fourth quarter of 2018. Segment non-GAAP adjusted EBITDA in the quarter was $2 million and non-GAAP adjusted EBITDA margin was 1.0%. The non-GAAP adjusted EBITDA margin decreased 790 bps compared with the fourth quarter of 2018, primarily due to the lower education book volumes. In addition, the impacts of targeted wage increases to address labor market conditions and lower by-products prices were partially offset by productivity & cost reduction initiatives.

The Company recently secured a contract with a major book publisher, with work commencing no later than January 2021.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

Office Products

Fourth quarter net sales in Office Products were $131 million, a decrease of 6.9% on an as-reported and organic basis from the fourth quarter of 2018. The organic sales decline was primarily related to lower volume in filing and note-taking products, partially offset by the impact of price increases implemented earlier in the year to address higher costs for materials and freight.

Office Products income from operations was $13 million compared to $10 million in the fourth quarter of 2018. Non-GAAP adjusted EBITDA in the Office Products segment was $17 million for the quarter, an increase of $1 million compared to last year’s fourth quarter. Non-GAAP adjusted EBITDA margin increased 160 bps to 13.0% due to a favorable mix of branded versus private label sales, the impact of price increases, productivity and cost reduction initiatives.

Credit Agreement Waiver, Forbearance Agreement and Liquidity

LSC Communications today filed its Annual Report on a Form 10-K, including its annual audited financial statements for the fiscal year ended December 31, 2019, and the related management’s discussion and analysis (collectively, the “Form 10-K”).

As noted in the Form 10-K, LSC Communications is actively evaluating opportunities to delever its capital structure. Certain risks related to the Company’s highly-leveraged capital structure are described in the Form 10-K.

On March 2, 2020, LSC Communications entered into a Waiver, Forbearance Agreement and Fourth Amendment to Credit Agreement (the “Agreement”) with lenders under the Company’s Credit Agreement. The Agreement waives the defaults or events of default that have occurred as a result of noncompliance with financial covenants relating to the Company’s Consolidated Leverage Ratio and Minimum Interest Ratio on December 31, 2019. The Agreement also includes an undertaking from lenders to forbear from exercising remedies for certain potential future defaults or events of default through the period ended May 14, 2020, subject to LSC Communications’ compliance with various undertakings in the Agreement.

As of December 31, 2019, LSC Communications had a cash balance of $105 million, which the Company believes provides substantial liquidity to fund its current operations.

Mr. Quinlan continued, “We appreciate the support we have received from our revolver and term loan lenders for the waiver as we continue to engage in productive discussions regarding opportunities to strengthen our capital structure. We remain firmly committed to serving our clients with the same high standards of quality and reliability that they expect. We also appreciate the strong support of our vendors and the continuing dedication of our employees in recent months and going forward as they work to support our mutual success.”

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (OTCQX: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

Investor Contact

Michael King, SVP Investor Relations & Finance

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity, to maintain sufficient liquidity needed to implement its strategy and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Consolidated Balance Sheets

As of December 31, 2019 and December 31, 2018

(in millions, except share and per share data)

(UNAUDITED)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$105	$21
Receivables, less allowances for doubtful accounts of $12 in 2019 (2018 - $14)	472	617
Inventories	170	197
Income tax receivable	5	4
Prepaid expenses and other current assets	36	28

Total Current Assets	788	867

Property, plant and equipment-net	440	508
Goodwill	52	103
Other intangible assets-net	120	156
Right-of-use assets for operating leases	163	—
Deferred income taxes	9	27
Other noncurrent assets	77	93

Total Assets	$1,649	$1,754

Liabilities
Accounts payable	$175	$372
Accrued liabilities	211	199
Short-term debt and current portion of long-term debt	465	108
Short-term operating lease liabilities	42	—

Total Current Liabilities	893	679

Long-term debt	445	659
Pension liabilities	156	132
Restructuring and multi-employer pension liabilities	42	45
Long-term operating lease liabilities	129	—
Other noncurrent liabilities	56	61

Total Liabilities	1,721	1,576

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000
Issued: 35,559,052 shares in 2019 (2018: 35,029,565)	—	—
Additional paid-in capital	835	828
Accumulated deficit	(354)	(42)
Accumulated other comprehensive loss	(528)	(584)
Treasury stock, at cost: 2,084,055 shares in 2019 (2018: 1,888,205)	(25)	(24)

Total Equity	(72)	178

Total Liabilities and Equity	$1,649	$1,754

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Net sales	$778	$939	$3,326	$3,826

Cost of sales	687	815	2,888	3,283
Selling, general and administrative expenses (exclusive of depreciation and amortization)	74	86	327	328
Restructuring, impairment and other charges-net	101	17	148	35
Depreciation and amortization	29	32	120	138

(Loss) income from operations	(113)	(11)	(157)	42

Interest expense-net	18	21	76	80
Settlement of retirement benefit obligations	—	—	137	—
Termination fee from Quad	—	—	(45)	—
Investment and other (income)-net	(9)	(13)	(37)	(48)

(Loss) income before income taxes	(122)	(19)	(288)	10

Income tax expense (benefit)	47	(3)	7	33

Net (loss)	$(169)	$(16)	$(295)	$(23)

Net (loss) per common share:
Basic net (loss) per share	$(5.02)	$(0.47)	$(8.82)	$(0.67)
Diluted net (loss) per share	$(5.02)	$(0.47)	$(8.82)	$(0.67)
Weighted-average number of common shares outstanding:
Basic	33.5	33.3	33.4	33.8
Diluted	33.5	33.3	33.4	33.8
Additional information:
Gross margin (1)	11.7%	13.2%	13.2%	14.2%
SG&A as a % of net sales (1)	9.5%	9.2%	9.8%	8.6%
Operating margin	nm	nm	nm	1.1%
Effective tax rate	(37.8%)	15.9%	(2.3%)	319.4%

(1)	Exclusive of depreciation and amortization

nm = not meaningful

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2019 and 2018

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2019	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
GAAP net (loss) income	$(295)	$(169)	$24	$(24)	$(126)
Adjustments:
Restructuring, impairment and other charges - net (1)	148	101	10	24	13
Gain on the sale of fixed assets (2)	(26)	(26)	—	—	—
Termination fee from Quad (3)	(45)	—	(45)	—	—
Settlement of retirement benefit obligations (4)	137	—	1	1	135
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	23	1	10	5	7
Depreciation and amortization	120	29	29	31	31
Interest expense - net	76	18	20	19	19
Income tax expense (benefit) (7)	7	47	—	(3)	(37)

Total Non-GAAP adjustments	440	170	25	77	168
Non-GAAP adjusted EBITDA	$145	$1	$49	$53	$42

Net sales	$3,326	$778	$834	$869	$845
Non-GAAP adjusted EBITDA margin %	4.4%	0.1%	5.9%	6.1%	5.0%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2018	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net (loss) income	$(23)	$(16)	$(4)	$8	$(11)
Adjustments:
Restructuring, impairment and other charges - net (1)	35	17	1	11	6
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	10	6	2	1	1
Purchase accounting adjustments (6)	3	(1)	1	—	3
Depreciation and amortization	138	32	34	34	38
Interest expense - net	80	21	21	18	20
Income tax expense (benefit) (7)	33	(3)	35	5	(4)

Total Non-GAAP adjustments	299	72	94	69	64
Non-GAAP adjusted EBITDA	$276	$56	$90	$77	$53

Net sales	$3,826	$939	$1,015	$943	$929
Non-GAAP adjusted EBITDA margin %	7.2%	6.0%	8.9%	8.2%	5.7%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)

Gain on the sale of fixed assets: During the fourth quarter of 2019, the Company sold land and building associated with a plant closure in the Magazines, Catalogs and Logistics segment. The $26 million gain was recorded in cost of sales in the consolidated statement of operations.

(3)

Termination fee from Quad: On July 22, 2019, Quad/Graphics, Inc. (“Quad”), and the Company entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to terminate the merger agreement (the “Merger Agreement”). The Company received a $45 million termination fee pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $5 million was incurred in 2018.

(4)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $135 million in settlement of retirement benefit obligations in the statements of operations during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements (unrelated to the transaction noted above) that resulted in a non-cash settlement charges of $2 million during the year ended December 31, 2019.

(5)

Expenses related to acquisitions, the Merger Agreement and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the Merger Agreement.

(6)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(7)

Income tax (benefit) expense: The three months ended December 31, 2019 included income tax expense of $67 million related to a valuation allowance recorded on the Company’s deferred tax assets. The three months ended March 31, 2019 included a $34 million benefit associated with the Company's settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company's disposition of its European printing business on September 28, 2018.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended December 31, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended December 31, 2019		For the Three Months Ended December 31, 2018
	Net income (loss)	Net income (loss) per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(169)	$(5.02)	$(16)	$(0.47)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	86	2.53	14	0.40
Gain related to the sale of fixed assets (2)	(19)	(0.57)	—	—
Settlement of retirement benefit obligations (3)	—	0.01	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (4)	—	—	5	0.15
Purchase accounting adjustments (5)	—	—	(1)	(0.02)
Income tax adjustments (6)	68	2.02	2	0.06

Total Non-GAAP adjustments	135	3.99	20	0.59

Non-GAAP measures	$(34)	$(1.03)	$4	$0.12

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended December 31, 2019 and 2018 were affected by the pre-tax restructuring charges below of $101 million ($86 million after-tax) and $17 million ($14 million after-tax), respectively.

	For the Three Months Ended December 31,
	2019	2018
Other restructuring charges (a)	$16	$3
Employee termination costs (b)	25	7
Other charges (c )	1	1
Impairment charges - machinery and equipment (d)	8	3
Impairment charges - intangibles (e )	—	3
Goodwill impairment charges (f)	51	—

Total restructuring, impairment and other charges - net	$101	$17

(a)

For the three months ended December 31, 2019, other restructuring charges included other facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, lease costs, and multi-employer pension plan withdrawal obligations related to facility closures. The three months ended December 31, 2018 included other facility costs and pension withdrawal obligations related to facility closures.

(b)

For the three months ended December 31, 2019, employee-related termination costs primarily resulted from four facility closures in the Magazines, Catalogs and Logistics segment and one facility closure in the Book segment. For the three months ended December 31, 2018, employee-related termination costs primarily resulted from one facility closure in the Magazines, Catalogs and Logistics segment and one facility closure in the Office Products segment.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

During the three months ended December 31, 2019, the Company recorded net impairment charges of $8 million related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics and Book segments. During the three months ended December 31, 2018 the Company recorded total net impairment charges of $3 million related to machinery and equipment associated with facility closings in the Company’s Magazines, Catalogs and Logistics segment.

(e)

For the three months ended December 31, 2018, the Company recorded charges of $3 million for the impairment of certain acquired indefinite-lived tradename intangible assets in the Office Products segment. The impairment resulted from lower expectations of future revenue to be derived from those tradenames.

(f)

As a result of the 2019 annual impairment test for Book, the Company fully impaired Book’s goodwill and recorded a $51 million goodwill impairment charge during the three months ended December 31, 2019 as the carrying value of the reporting unit did not exceed its estimated fair value. This was primarily due to the negative revenue trends experienced in the fourth quarter of 2019 and lower revenue forecasts in future years.

(2)

Gain related to the sale of fixed assets: During the three months ended December 31, 2019, the Company sold land and building associated with the sale of a plant closure that resulted in a pre-tax gain of $26 million ($19 million after-tax benefit). The gain was recorded in cost of sales in the consolidated statement of operations.

(3)

Settlement of retirement benefit obligations: During the three months ended December 31, 2019, there were immaterial lump-sum settlements that resulted in a de minimis non-cash settlement charge (de minimis million after-tax).

(4)

Expenses related to acquisitions, the Merger Agreement and dispositions: The three months ended December 31, 2018 included pre-tax charges of $6 million ($5 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions, dispositions and the Merger Agreement.

(5)

Purchase accounting adjustments: The three months ended December 31, 2018 included a pre-tax benefit of $1 million ($1 million after-tax benefit) as a result of changes to purchase price allocations related to prior acquisitions.

(6)

Income tax adjustments: The three months ended December 31, 2019 included income tax expense of $67 million related to a valuation allowance recorded on the Company’s deferred tax assets. Additionally, the three months ended December 31, 2019 includes $1 million that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during the period. The three months ended December 31, 2018 included a $1 million adjustment for the one-time transition tax and a $1 million adjustment for the remeasurement of deferred taxes related to the Tax Cuts and Jobs Act (the “Tax Act”).

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Year Ended December 31, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Year Ended December 31, 2019		For the Year Ended December 31, 2018
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(295)	$(8.82)	$(23)	$(0.67)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	122	3.62	27	0.79
Gain related to the sale of fixed assets (2)	(19)	(0.57)	—	—
Termination fee from Quad (3)	(34)	(1.00)	—	—
Settlement of retirement benefit obligations (4)	102	3.06	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (5)	16	0.49	8	0.23
Purchase accounting adjustments (6)	—	—	2	0.06
Income tax adjustments (7)	69	2.05	28	0.82

Total Non-GAAP adjustments	256	7.65	65	1.90

Non-GAAP measures	$(39)	$(1.17)	$42	$1.23

(1)

Restructuring, impairment and other charges - net: Operating results for the year ended December 31, 2019 and 2018 were affected by the pre-tax restructuring charges below of $148 million ($122 million after-tax) and $35 million ($27 million after-tax), respectively.

	For the Year Ended December 31,
	2019	2018
Other restructuring charges (a)	$37	$14
Employee termination costs (b)	30	14
Other charges (c)	2	2
Impairment charges - intangibles (d)	18	3
Impairment charges - machinery and equipment (e)	10	3
Goodwill impairment charges (f)	51	—
Reduction of goodwill impairment charges (g)	—	(1)

Total restructuring, impairment and other charges - net	$148	$35

(a)

For the year ended December 31, 2019, other restructuring costs primarily included facility costs, costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, lease costs, and pension withdrawal obligations related to facility closures. The twelve months ended December 31, 2018 included charges related to facility costs, a loss related to the Company's disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures.

(b)

For the year ended December 31, 2019, employee-related termination costs primarily resulted from five facility closures in the Magazines, Catalogs and Logistics segment and one facility closure in the Book segment. For the twelve months ended December 31, 2018, employee-related termination costs primarily related to two facility closures in the Magazines, Catalogs and Logistics segment, one facility closure in the Office Products segment and the reorganization of certain business units and corporate functions.

(c)	Other charges related to the Company's multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

As a result of the faster pace of decline in demand, negative revenue trends and lower expectations of future revenue to be derived from certain customer relationships, management determined that a certain definite-lived customer relationship intangible asset recorded in the magazines and catalogs reporting unit was not recoverable. Therefore, the charges during the year ended December 31, 2019 are primarily due to a $17 million impairment charge for the three months ended June 30, 2019, which fully impaired the asset.

During the twelve months ended December 31, 2018, the Company recorded charges of $3 million for the impairment of certain acquired indefinite-lived tradename intangible assets in the Office Products segment. The impairment resulted from lower expectations of future revenue to be derived from those tradenames.

(e)

During the year ended December 31, 2019, the Company recorded net impairment charges of $10 million related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics and Book segments.

During the twelve months ended December 31, 2018, the Company recorded net impairment charges of $3 million related to machinery and equipment associated with facility closings in the Company’s Magazines, Catalogs and Logistics segment. The impairment in both periods was primarily due to volume declines.

(f)

As a result of the 2019 annual impairment test for Book, the Company fully impaired Book’s goodwill and recorded a $51 million goodwill impairment charge as the carrying value of the reporting unit did not exceed its estimated fair value. This was primarily due to the negative revenue trends experienced in the fourth quarter of 2019 and lower revenue forecasts in future years.

(g)

For the nine months ended September 30, 2018, there was a reduction of $1 million of goodwill impairment charges as a result of a $1 million adjustment of previously recorded goodwill associated with prior acquisitions.

(2)

Gain related to the sale of fixed assets: During the year ended December 31, 2019, the Company sold land and building associated with the sale of a plant closure that resulted in a pre-tax gain of $26 million ($19 million after-tax benefit). The gain was recorded in cost of sales in the consolidated statement of operations.

(3)

Termination fee from Quad: On July 22, 2019, Quad and the Company entered into a Letter Agreement, pursuant to which the parties agreed to terminate the Merger Agreement. The Company received a $45 million termination fee ($34 million after-tax) pursuant to the Letter Agreement. The Company incurred transaction costs of approximately $26 million associated with the Merger Agreement, of which $5 million was incurred in 2018.

(4)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $135 million during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements that resulted in non-cash settlement charges of $2 million during the year ended December 31, 2019. There were total pre-tax non-cash settlement charges of $137 million ($102 million after-tax) in settlement of retirement benefit obligations in the consolidated statements of operations during the year ended December 31, 2019.

(5)

Expenses related to acquisitions, the Merger Agreement and dispositions: The year ended December 31, 2019 included pre-tax charges of $23 million ($16 million after-tax) primarily related to the Merger Agreement. The year ended December 31, 2018 included pre-tax charges of $10 million ($8 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions, and the Merger Agreement.

(6)

Purchase accounting adjustments: The twelve months ended December 31, 2018 included pre-tax charges of $3 million ($2 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions.

(7)

Income tax adjustments: The income tax adjustment for the year ended December 31, 2019 primarily relates to a $67 million valuation allowance recorded on the Company’s deferred tax assets. The twelve months ended December 31, 2018 primarily included a $25 million non-cash provision primarily for the write-off of a deferred tax asset related to the Company's disposition of its European printing business. Additionally, the twelve months ended December 31, 2018 included a $1 million adjustment for the one-time transition tax and a $1 million adjustment for the remeasurement of deferred taxes related to the Tax Act.

The twelve months ended December 31, 2019 and December 31, 2018 include $2 million and $1 million, respectively, that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended December 31, 2019, 2018 and 2017

(in millions)

(UNAUDITED)

Total LSC Communications

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$3,326	$778	$834	$869	$845	$3,826	$939	$1,015	$943	$929	$3,603
GAAP net (loss) income	(295)	(169)	24	(24)	(126)	(23)	(16)	(4)	8	(11)	(57)
Restructuring, impairment and other charges - net	148	101	10	24	13	35	17	1	11	6	129
Gain related to the sale of fixed assets	(26)	(26)	—	—	—	—	—	—	—	—	—
Termination fee from Quad	(45)	—	(45)	—	—	—	—	—	—	—	—
Settlement of retirement benefit obligations	137	—	1	1	135	—	—	—	—	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions	23	1	10	5	7	10	6	2	1	1	5
Purchase accounting adjustments	—	—	—	—	—	3	(1)	1	—	3	(1)
Separation-related adjustments	—	—	—	—	—	—	—	—	—	—	4
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	3
Depreciation and amortization	120	29	29	31	31	138	32	34	34	38	160
Interest expense - net	76	18	20	19	19	80	21	21	18	20	72
Income tax expense (benefit)	7	47	—	(3)	(37)	33	(3)	35	5	(4)	13

Non-GAAP Adjusted EBITDA	$145	$1	$49	$53	$42	$276	$56	$90	$77	$53	$328

Non-GAAP Adjusted EBITDA margin	4.4%	0.1%	5.9%	6.1%	5.0%	7.2%	6.0%	8.9%	8.2%	5.7%	9.1%
Net cash (used in) provided by operating activities	($4)	($93)	$86	$27	($24)	$162	$188	$—	($2)	($24)	$205
Capital expenditures	(71)	(11)	(11)	(21)	(28)	(63)	(11)	(15)	(17)	(20)	(60)

Free cash flow	($75)	($104)	$75	$6	($52)	$99	$177	($15)	($19)	($44)	$145

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended December 31, 2019, 2018 and 2017

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$1,559	$384	$392	$380	$403	$1,767	$476	$463	$401	$427	$1,583
(Loss) income from operations	($114)	($35)	($6)	($42)	($31)	($31)	($12)	$1	($6)	($14)	($73)
Depreciation and amortization	54	13	13	13	15	62	15	16	15	16	72
Gain on the sale of fixed assets	(26)	(26)	—	—	—	—	—	—	—	—	—
Restructuring, impairment and other charges - net	67	32	4	20	11	20	10	—	6	4	86
Purchase accounting adjustments	—	—	—	—	—	—	—	—	—	—	1

Non-GAAP Adjusted EBITDA	($19)	($16)	$11	($9)	($5)	$51	$13	$17	$15	$6	$86

Non-GAAP Adjusted EBITDA margin	(1.2%)	(4.2%)	2.8%	(2.4%)	(1.2%)	2.9%	2.7%	3.7%	3.7%	1.4%	5.4%
Capital expenditures	$35	$7	$6	$12	$10	$24	$4	$6	$5	$9	$24

Book

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$1,011	$206	$256	$289	$260	$1,055	$258	$282	$266	$249	$1,022
(Loss) income from operations	($36)	($72)	$5	$18	$13	$58	$9	$21	$19	$9	$62
Depreciation and amortization	49	12	12	13	12	52	13	12	13	14	60
Restructuring, impairment and other charges - net	66	62	2	1	1	6	1	1	3	1	15

Non-GAAP Adjusted EBITDA	$79	$2	$19	$32	$26	$116	$23	$34	$35	$24	$137

Non-GAAP Adjusted EBITDA margin	7.8%	1.0%	7.4%	11.1%	10.0%	11.0%	8.9%	12.1%	13.2%	9.6%	13.4%
Capital expenditures	$30	$2	$4	$7	$17	$31	$6	$7	$9	$9	$13

Office Products

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$517	$131	$128	$139	$119	$562	$140	$145	$154	$123	$495
Income from operations	$42	$13	$8	$13	$8	$40	$10	$15	$13	$2	$42
Depreciation and amortization	12	3	3	3	3	13	2	4	3	4	15
Restructuring, impairment and other charges - net	4	1	2	1	—	6	4	—	1	1	4
Purchase accounting adjustments	—	—	—	—	—	1	—	—	—	1	1

Non-GAAP Adjusted EBITDA	$58	$17	$13	$17	$11	$60	$16	$19	$17	$8	$62

Non-GAAP Adjusted EBITDA margin	11.2%	13.0%	10.2%	12.2%	9.2%	10.7%	11.4%	13.1%	11.0%	6.5%	12.5%
Capital expenditures	$2	$1	$—	$1	$—	$1	$—	$—	$1	$—	$5

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Periods Ended December 31, 2019, 2018 and 2017

(in millions)

(UNAUDITED)

Mexico

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$91	$18	$25	$25	$23	$97	$24	$25	$24	$24	$98
Income from operations	$14	$3	$4	$4	$3	$13	$3	$4	$3	$3	$14
Depreciation and amortization	4	1	1	1	1	4	1	1	1	1	3
Restructuring, impairment and other charges - net	—	—	—	—	—	—	—	—	—	—	1

Non-GAAP Adjusted EBITDA	$18	$4	$5	$5	$4	$17	$4	$5	$4	$4	$18

Non-GAAP Adjusted EBITDA margin	19.8%	22.2%	10.3%	20.0%	17.4%	17.5%	16.7%	20.0%	16.7%	16.7%	18.4%
Capital expenditures	$1	$—	$—	$—	$1	$1	$—	$—	$—	$1	$0

Other

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	$149	$40	$33	$36	$40	$347	$43	$100	$98	$106	$405
Income from operations	$7	$1	$1	$4	$1	$13	$0	$5	$4	$4	$14
Depreciation and amortization	1	1	—	—	—	6	1	1	1	3	8
Restructuring, impairment and other charges - net	—	—	—	—	—	1	1	—	—	—	6

Non-GAAP Adjusted EBITDA	$8	$2	$1	$4	$1	$20	$2	$6	$5	$7	$28

Non-GAAP Adjusted EBITDA margin	5.4%	5.0%	10.3%	11.1%	2.5%	5.8%	4.7%	6.0%	5.1%	6.6%	6.9%
Capital expenditures	$—	$—	$—	$—	$—	$2	$—	$1	$1	$0	$1

Corporate

	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018	FY 2017
Net sales	($1)	$(1)	$—	$—	$—	$(2)	($2)	$—	$—	$—	$—
Operating expenses	($70)	($23)	($21)	($13)	($13)	($51)	($21)	($5)	($15)	($10)	($78)
Investment and other (income)-net	(37)	(9)	(9)	(9)	(10)	(48)	(13)	(11)	(13)	(11)	(47)
Depreciation and amortization	—	(1)	—	1	—	1	—	—	1	—	2
Restructuring, impairment and other charges - net	11	6	2	2	1	2	1	—	1	—	17
Expenses related to acquisitions, the Merger Agreement and dispositions	23	1	10	5	7	10	6	2	1	1	5
Purchase accounting adjustments	—	—	—	—	—	2	(1)	1	—	2	(3)
Separation-related adjustments	—	—	—	—	—	—	—	—	—	—	4
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	3

Non-GAAP Adjusted EBITDA	$1	($8)	$0	$4	$5	$12	($2)	$9	$1	$4	($3)

Capital expenditures	$3	$1	$1	$1	$—	$4	$1	$1	$1	$1	$8

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2019 and 2018

(in millions)

(UNAUDITED)

	2019	2018
Net (loss)	$(295)	$(23)
Adjustment to reconcile net (loss) to net cash provided by operating activities:
Impairment charges	79	6
Depreciation and amortization	120	138
Provision for doubtful accounts receivable	7	7
Share-based compensation	7	12
Deferred income taxes	2	21
Settlement of retirement benefit obligations	137	—
Gain on sale of investments and other assets-net	(34)	(3)
Other	6	7
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	137	103
Inventories	27	(6)
Prepaid expenses and other current assets	(3)	(2)
Accounts payable	(177)	(38)
Income taxes receivable	(2)	11
Accrued liabilities and other	(15)	(71)

Net cash (used in) provided by operating activities	$(4)	$162

Capital expenditures	(71)	(63)
Acquisitions of businesses, net of cash acquired	(3)	(48)
Disposition of businesses	6	47
Net proceeds from sales and purchases of investments and other assets	34	9

Net cash (used in) investing activities	$(34)	$(55)

Payments of current maturities and long-term debt	(44)	(50)
Net proceeds (payments) from credit facility borrowings	183	(9)
Debt issuance costs	(2)	(1)
Payments for repurchase of common stock	—	(20)
Dividends paid	(17)	(35)
Other financing activities	(1)	(1)

Net cash provided by (used in) financing activities	$119	$(116)

Effect of exchange rate on cash and cash equivalents	1	(2)

Net increase in cash, cash equivalents and restricted cash	$82	$(11)

Cash, cash equivalents and restricted cash at beginning of year	24	35

Cash, cash equivalents and restricted cash at end of period	$106	$24

	As of December 31,
Reconciliation to the Consolidated Balance Sheets	2019	2018
Cash and cash equivalents	$105	$21
Restricted cash included in prepaid expenses and other current assets	1	3

Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$106	$24

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended December 31, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Mexico	Other	Corporate	Total LSC
Q4 2018 Net Sales as Reported	$476	$258	$140	$24	$43	($2)	$939
Adjustments (1)	—	—	—	—	—	—	—

Q4 2018 Net Sales Pro Forma	$476	$258	$140	$24	$43	($2)	$939

Q4 2019 Net Sales as Reported	$384	$206	$131	$18	$40	($1)	$778
Adjustments(1)	—	—	—	—	—	—	—

Q4 2019 Net Sales Pro Forma	$384	$206	$131	$18	$40	($1)	$778

As Reported % Change	(19.2%)	(20.2%)	(6.9%)	(25.2%)	(5.7%)	nm	(17.1%)
Pro Forma % Change	(19.2%)	(20.2%)	(6.9%)	(25.2%)	(5.7%)	nm	(17.1%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	—%	1.9%	—%	—%	0.1%
Impact of pass-through paper sales	(3.6%)	(1.9%)	—%	0.3%	(1.8%)	—%	(2.4%)
Impact of dispositions (2)	(1.3%)	—%	—%	—%	—%	—%	(0.7%)

Q4 2019 Organic % Change (3)	(14.3%)	(18.3%)	(6.9%)	(27.4%)	(3.9%)	nm	(14.1%)

The reported results of the Company include the results of acquired businesses (if any during the periods presented) from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended December 31, 2019 and 2018.

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019.

(3)	Adjusted for the impact of dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Year Ended December 31, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Mexico	Other	Corporate	Total LSC
Q4 2018 YTD Net Sales as Reported	$1,767	$1,055	$562	$97	$347	($2)	$3,826
Adjustments(1)	85	—	—	—	—	—	85

Q4 2018 YTD Net Sales Pro Forma	$1,852	$1,055	$562	$97	$347	($2)	$3,911

Q4 2019 YTD Net Sales as Reported	$1,559	$1,011	$517	$91	$149	($1)	$3,326
Adjustments(1)	—	—	—	—	—	—	—

Q4 2019 YTD Net Sales Pro Forma	$1,559	$1,011	$517	$91	$149	($1)	$3,326

As Reported % Change	(11.7%)	(4.2%)	(8.1%)	(5.7%)	(57.0%)	nm	(13.0%)
Pro Forma % Change	(15.8%)	(4.2%)	(8.1%)	(5.7%)	(57.0%)	nm	(14.9%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.2%)	(0.3%)	—%	—%	—%
Impact of pass-through paper sales	(1.9%)	0.1%	—%	—%	(2.9%)	—%	(1.1%)
Impact of dispositions (2)	(2.7%)	—%	—%	—%	(51.4%)	—%	(5.8%)

Q4 2019 YTD Organic % Change (3)	(11.2%)	(4.3%)	(7.9%)	(5.4%)	(2.7%)	nm	(8.0%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the year ended December 31, 2019 and 2018 to pro forma net sales as if the acquisition took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the year ended December 31, 2019.

For the year ended December 31, 2018, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics (acquired July 2, 2018).

(2)	Adjusted for the following dispositions: Commingle operations on August 20, 2019, European printing business on September 28, 2018 and retail offset printing facilities on June 5, 2018.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FOURTH QUARTER 2019 RESULTS

LSC Communications, Inc.

Pension, Debt and Liquidity Summary

As of December 31, 2019 & 2018

(in millions)

(UNAUDITED)

Cash, Debt & Liquidity	December 31, 2019	December 31, 2018
Short-term and current portion of long-term debt	$465	$108
Long-term debt	445	659

Total debt	$910	$767

Cash	$105	$21
Net debt	$805	$746

Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the discount rate used to value benefit obligations as of December 31, 2019, the unfunded status of the pension benefit plans is $162 million compared to $137 million at December 31, 2018.

	Qualified	Non-Qualified & International	Total
Pension liabilities	$2,159	$97	$2,256
Pension assets	2,090	4	2,094

Unfunded status at December 31, 2019	$(69)	$(93)	$(162)

Credit Agreement

Background: On September 30, 2016, the Company entered into a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. Effective August 5, 2019, the aggregate principal amount was reduced to $300 million as a result of an amendment to the Company's Credit Agreement. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets.

Noncompliance with Financial Covenants on December 31, 2019: Based on final results of operations for the year ended December 31, 2019, the Company concluded it was not in compliance with the Consolidated Leverage Ratio and Minimum Interest Ratio contained in the Credit Agreement on December 31, 2019. The noncompliance occurred on the last day of the fourth quarter due to the following: the Company’s Consolidated Leverage Ratio exceeded the maximum level permitted and the Company’s Minimum Interest Ratio was below the minimum level permitted.

Waiver, Forbearance Agreement and Fourth Amendment to Credit Agreement (the “Agreement”): On March 2, 2020, LSC Communications entered into the Agreement with lenders under the Company’s primary Credit Agreement. The Agreement waives the defaults or events of default that have occurred as a result of financial covenant noncompliance of the Company’s Consolidated Leverage Ratio and Minimum Interest Ratio on December 31, 2019. The Agreement also includes an undertaking from lenders to forbear from exercising remedies for certain potential future defaults or events of default through the period ended May 14, 2020, subject to LSC Communications’ compliance with various undertakings in the Agreement.

Balances as of December 31, 2019: As of December 31, 2019, the Company had $249 million of borrowings and $51 million in outstanding letters of credit issued under the Revolving Credit Facility, with no availability to further draw.